For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Fourth Quarter Earnings;
Increases Dividend by 10%; Sets Annual Meeting Date

Billings, MT - January 27, 2016 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports fourth quarter 2015 net income of $23.4 million, or $0.51 per share, a 16% increase over third quarter 2015 net income of $20.2 million, or $0.44 per share. Exclusive of non-core acquisition and litigation expenses and net investment securities gains, the Company's fourth quarter 2015 core net income was $23.5 million, or $0.52 per share, as compared to core net income of $23.6 million, or $0.52 per share, for third quarter 2015.

For the year ended December 31, 2015, the Company reports net income of $86.8 million, or $1.90 per share, compared to $84.4 million, or $1.87 per share in 2014. During 2015, the Company recorded non-core expenses of $5.8 million, including $794 thousand of acquisition costs and $5.0 million of legal and settlement expenses. Exclusive of non-core acquisition and litigation expenses and net investment securities gains, the Company's 2015 core net income was $90.3 million, or $1.98 per share, as compared to core net income of $89.3 million, or $1.98 per share, in 2014.

HIGHLIGHTS

•	Core pre-tax, pre-provision net income of $38.5 million, a 4.4% increase over the prior quarter and a 2.3% increase from the same period in the prior year.

•	Annual core pre-tax, pre-provision net income of $142.9 million in 2015, a 9.2% increase over the prior year.

•	Net interest margin ratio of 3.49%, a 2 basis point increase from the prior quarter and an 11 basis point increase from the same period in the prior year.

•	Organic loan growth of 6.4% year-over-year, total loan growth of 7.1% year-over-year.

•	Loan to deposit ratio of 74.0% as of December 31, 2015, compared to 69.9% a year ago.

“We finished 2015 with a solid quarter driven by good loan and deposit growth, stable expense levels and a further reduction in criticized loans,” said Kevin Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We saw healthy loan demand throughout our markets and our loan growth was well balanced across our commercial, commercial real estate, construction, consumer and residential real estate portfolios. With the loan growth generating a higher level of revenue, we were able to improve our efficiency ratio and increase operating leverage," Riley continued.
“Moving into 2016, we anticipate a year of profitable growth driven by continued increases in both net interest income and non-interest income. We continue to implement cost rationalization plans across the organization so that we can maintain stable expense levels while increasing the investment in our digital banking platform. We are excited about enhancing our customer experience with a more robust set of digital banking products and services and believe the investment in our mobile and online banking capabilities will enhance our competitive positioning,” said Riley.

DIVIDEND DECLARATION

On January 21, 2016, the Company's board of directors declared a dividend of $0.22 per common share payable on
February 12, 2016 to owners of record as of February 1, 2016. This dividend equates to a 3.1% annual yield based on the $28.90 average closing price of the Company's common stock during fourth quarter 2015, and reflects a 10% increase from dividends paid during fourth quarter 2015 of $0.20 per common share.

ANNUAL MEETING DATE SET

On January 21, 2016, the Company's Board of Directors voted that the Annual Meeting of Shareholders be held on May 25, 2016, at the First Interstate Bank Operations Center, 1800 Sixth Avenue North, Billings, Montana at 4:00 p.m. Mountain Daylight Time. The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is March 18, 2016.

RESULTS OF OPERATIONS

Fourth Quarter Results:

Net Interest Income. The Company's net interest income, on a fully taxable equivalent or FTE basis, increased $2.1 million to $69.5 million during fourth quarter 2015, as compared to $67.4 million during third quarter 2015, primarily due to an increase in loan yield combined with a 1.0% increase in average outstanding loans, a favorable shift in loan mix quarter-over-quarter and higher recoveries of charged-off interest. Interest accretion attributable to the fair valuation of acquired loans contributed $1.3 million of interest income during fourth quarter 2015, of which approximately $327 thousand was related to early pay-offs. This compares to interest accretion of $1.4 million during third quarter 2015, of which $307 thousand was related to early pay-offs. In addition, the Company recovered previously charged-off interest of $1.0 million during fourth quarter 2015, compared to $679 thousand during third quarter 2015.

The Company's net interest margin ratio increased 2 basis points to 3.49% during fourth quarter 2015, as compared to 3.47% during the third quarter 2015. Exclusive of the accelerated interest accretion related to early payoffs of acquired loans and the impact of recoveries of charged-off interest, the Company's net interest margin ratio remained stable at 3.42% during the third and fourth quarters of 2015, and increased 10 basis points from 3.32% during fourth quarter 2014.

Provision for Loan Losses. The Company recorded a provision for loan losses of $3.3 million during fourth quarter 2015, compared to $1.1 million during third quarter 2015. The higher provision for loan losses in fourth quarter 2015, as compared to third quarter 2015, is reflective of loan growth and increases in specific reserves primarily related to the loans of one commercial real estate borrower.

Non-Interest Income. Non-interest income increased $413 thousand to $30.9 million during fourth quarter 2015, as compared to $30.5 million during third quarter 2015, primarily due to increases in other income resulting from higher returns on deferred compensation plan assets, which were partially offset by decreases in income from the origination and sale of mortgage loans.

Income from the origination and sale of loans decreased $701 thousand to $7.3 million during fourth quarter 2015, as compared to $8.0 million during third quarter 2015, due to seasonal declines in mortgage loan production which typically occur during the fourth quarter of each year. Mortgage loan production decreased 5% during fourth quarter 2015, as compared to third quarter 2015. This compares to an 11% decline during fourth quarter 2014, as compared to third quarter 2014. Loans originated for home purchases accounted for approximately 66% of fourth quarter 2015 loan production, as compared to approximately 74% during third quarter 2015.

Non-Interest Expense. Non-interest expense decreased $4.6 million to $60.9 million during fourth quarter 2015, as compared to $65.5 million during third quarter 2015. During the fourth quarter of 2015, the Company recorded non-core acquisition related expenses of $166 thousand, as compared to non-core acquisition, legal and settlement expenses of $5.6 million recorded during third quarter 2015. Exclusive of these non-core acquisition and litigation settlement expenses, non-interest expense increased $839 thousand, or 1.4%, to $60.8 million during fourth quarter 2015, compared to $59.9 million during third quarter 2015. During fourth quarter 2015, increases in employee benefits and OREO expenses were largely offset by decreases in salaries and wages expense.

Salaries and wages expense decreased $911 thousand to $24.5 million during fourth quarter 2015, as compared to $25.5 million during third quarter 2015. Lower incentive compensation accruals during the fourth quarter of 2015, as compared to third quarter 2015, were partially offset by separation payment expense of $730 thousand.

Employee benefits expense increased $264 thousand to $7.6 million during fourth quarter 2015, as compared to $7.3 million during third quarter 2015, primarily due to higher returns on deferred compensation plan assets and increases in group health insurance costs. These increases were partially offset by decreases in profit sharing plan accruals.

The Company recorded net OREO expense of $129 thousand during fourth quarter 2015, as compared to net OREO income of $720 thousand during third quarter 2015, due to decreases in net gains recorded on the sale of properties. During fourth quarter 2015, the Company recorded net gains of $129 thousand, as compared to net gains of $1.1 million recorded during third quarter 2015.

Year-to-Date Results:

Net Interest Income. Net FTE interest income increased $15.9 million to $268.7 million during 2015, as compared to $252.8 million in 2014, primarily due to growth in average loans and investment securities combined with a shift in the mix of deposits away from higher costing time deposit into lower costing demand and savings deposits.

The Company's net interest margin ratio was 3.46% during 2015, as compared to 3.49% in 2014. Exclusive of the accelerated interest accretion related to early payoffs of acquired loans and the impact of recoveries of charged-off interest, the Company's net interest margin ratio was 3.40% during 2015, as compared to 3.43% during 2014.

Provision for Loan Losses. During the year ended December 31, 2015, the Company recorded provisions for loan losses of $6.8 million, as compared to a $6.6 million reversal of provisions for loan losses in 2014. Year-over-year increases in provisions for loan losses are reflective of loan growth and increases in specific reserves on impaired loans.

Non-Interest Income. Non-interest income increased $9.5 million to $120.9 million in 2015, as compared to $111.4 million in 2015. The increase was primarily driven by increases in income from the origination and sale of mortgage loans, increases in other service charges, commissions and fees and higher wealth management revenues.

Income from the origination and sale of loans increased $6.0 million to $30.0 million for the year ended December 31, 2015, as compared to $23.9 million in 2014, due to a 25% increase in mortgage loan production volume year-over-year. Loans originated for home purchases accounted for approximately 66% of 2015 loan production, as compared to approximately 75% of loan production in 2014.

Non-Interest Expense. Non-interest expense increased $11.1 million to $248.0 million in 2015, as compared to $236.9 million in 2014. Exclusive of non-core acquisition and litigation settlement expenses, non-interest expense increased $13.4 million to $242.2 million in 2015, compared to $228.9 million in 2014. The year-over-year increase is largely attributable to the additional operating expenses of Mountain West Financial Corp ("Mountain West"), which was acquired on July 31, 2014, and Absarokee Bancorporation, Inc. ("Absarokee"), which was acquired on July 24, 2015.

Salaries and wages expense increased $4.9 million to $101.5 million in 2015, as compared to $96.5 million in 2014 due to inflationary wage increases, higher commissions paid to mortgage loan originators due to higher loan production volumes, increased personnel costs resulting from the Mountain West and Absarokee acquisitions and separation payment expense recorded during fourth quarter 2015. These increases were partially offset by lower incentive compensation accruals reflective of changes to the Company's 2015 short-term incentive plan.

Employee benefits expense increased $608 thousand to $30.7 million in 2015, as compared to $30.1 million in 2014, primarily due to higher group health insurance cost reflective of increased claim costs in 2015 and increased benefits costs resulting from the Mountain West and Absarokee acquisitions. These increases were partially offset by lower returns on deferred compensation plan assets during 2015, as compared to 2014.

Furniture and equipment expense increased $1.7 million to $15.5 million in 2015, as compared to $13.8 million in 2014, primarily due to costs associated with the implementation of new software systems placed into service during the last half of 2014, the continued upgrade of systems during 2015 and increased maintenance and equipment costs resulting from the Mountain West and Absarokee acquisitions.

Net OREO income increased $1.2 million, to $1.5 million in 2015, as compared to $272 thousand in 2014, primarily due to increases in net gains recorded on the sale of OREO properties. The Company recorded net gains on the sale of OREO properties of $3.0 million in 2015, as compared to $1.8 million in 2014.

Other expenses increased $5.4 million to $64.6 million in 2015, as compared to $59.2 million in 2014. During 2015, the Company recorded write-downs aggregating $806 thousand in the fair value of two vacated bank buildings held for sale and recorded a one-time contract termination fee of $876 thousand related to a change in payment service provider. In addition, the Company recorded fraud losses of $1.7 million in 2015, as compared to $1.2 million in 2014, due to unusually high fraudulent credit card activity during the first half of 2015. The remaining year-over-year increase in other expense was primarily due to professional fees associated with the identification and execution of revenue enhancement strategies and a change in trust platform, additional legal expense of approximately $1.0 million in conjunction with legal settlements reached in 2015 and additional operating expenses resulting from the Mountain West and Absarokee acquisitions.

BALANCE SHEET

Total assets increased $124 million to $8.7 billion as of December 31, 2015, from $8.6 billion as of September 30, 2015. This increase was due to the deployment of funds generated primarily through organic growth in deposits and securities sold under repurchase agreements, into loans and interest bearing deposits in banks.

Total loans increased $70 million, or 1.3%, to $5.2 billion as of December 31, 2015, as compared to $5.1 billion as of September 30, 2015, with all major categories of loans, except agricultural loans, experiencing organic loan growth.

The most significant growth occurred in commercial real estate loans, which increased $42 million to $1.8 billion as of December 31, 2015, from $1.7 billion as of September 30, 2015. Management attributes this growth to continuing business expansion within the Company's market areas.

Agricultural loans decreased $13 million to $142 million as of December 31, 2015, from $155 million as of September 30, 2015, due to seasonal reductions in operating lines that typically occur during the fourth quarter of the year.

Total deposits increased $53 million, or less than 1.0%, to $7.1 billion as of December 31, 2015, as compared to $7.0 billion as of September 30, 2015. During the fourth quarter of 2015, the Company continued to experience a shift in the mix of deposits away from higher costing time deposits into lower costing savings and demand deposits. As of December 31, 2015, the mix of total deposits was 26% non-interest bearing demand, 31% interest bearing demand, 27% savings and 16% time.

Securities sold under repurchase agreements increased $73 million to $511 million as of December 31, 2015, from $438 million as of September 30, 2015, primarily due to fluctuations in the liquidity of our customers. All outstanding repurchase agreements were due in one day.

Long-term debt decreased $15 million to $28 million as of December 31, 2015, from $43 million as of September 30, 2015, due to the early repayment of a $15 million variable rate subordinated term loan with an original maturity date of February 28, 2018. There were no prepayment penalties associated with the repayment.

ASSET QUALITY

Asset quality remained stable during fourth quarter 2015 with non-performing assets ending the year at $78 million, or 0.90% of total assets, unchanged from September 30, 2015. Criticized loans showed improvement during fourth quarter, decreasing $23 million to $320 million as of December 31, 2015, from $344 million as of September 30, 2015, due to loan repayment and credit upgrades. In addition, net loan charge-offs declined to $728 thousand during fourth quarter 2015, as compared to $3 million during third quarter 2015.

The Company's allowance for loan losses as a percentage of period end loans increased slightly to 1.46% as of December 31, 2015, compared to 1.43% as of September 30, 2015.

ACQUISITION

On March 26, 2015, the Company entered into an agreement and plan of merger to acquire all of the outstanding stock of Absarokee Bancorporation, Inc. ("Absarokee"), a Montana-based bank holding company that operated one subsidiary bank, United Bank, with branches located in three Montana communities adjacent to the Company's existing market areas. The acquisition was completed on July 24, 2015 for cash consideration of $7.2 million. Immediately subsequent to the acquisition, United Bank was merged with and into the Company's existing bank subsidiary, First Interstate Bank. As of the date of the acquisition, Absarokee had total assets of $73 million, loans of $38 million and deposits of $64 million.

Fourth Quarter 2015 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss fourth quarter 2015 results at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Thursday, January 28, 2016. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-507-0356 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on January 28, 2016 through 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) on February 28, 2016, by dialing 1-877-344-7529 (using conference ID 10078575). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 81 banking offices, including detached drive-up facilities, in 45 communities in Montana, Wyoming and South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this report: continuing or worsening business and economic conditions, adverse economic conditions affecting Montana, Wyoming and western South Dakota, credit losses, lending risk, adequacy of the allowance for loan losses, impairment of goodwill, changes in interest rates, access to low-cost funding sources, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, failure of technology, inability to meet liquidity requirements, failure to manage growth, competition, ineffective internal operational controls, environmental remediation and other costs, reliance on external vendors, litigation pertaining to fiduciary responsibilities, failure to effectively implement technology-driven products and services, soundness of other financial institutions, inability of our bank subsidiary to pay dividends, implementation of new lines of business or new product or service offerings, change in dividend policy, volatility of Class A common stock, decline in market price of Class A common stock, dilution as a result of future equity issuances, uninsured nature of any investment in Class A common stock, voting control of Class B stockholders, anti-takeover provisions, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary
(Unaudited, $ in thousands, except per share data)

	2015				2014
INCOME STATEMENT SUMMARIES	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Net interest income	$68,420	$66,330	$65,288	$64,325	$65,516
Net interest income on a fully-taxable equivalent ("FTE") basis	69,492	67,400	66,399	65,381	66,585
Provision for loan losses	3,289	1,098	1,340	1,095	118
Non-interest income:
Other service charges, commissions and fees	11,019	11,095	11,173	9,867	11,429
Income from the origination and sale of loans	7,282	7,983	8,802	5,906	5,554
Wealth management revenues	4,840	5,233	4,897	4,937	4,775
Service charges on deposit accounts	4,655	4,379	4,053	3,944	4,432
Investment securities gains (losses), net	62	23	46	6	(19)
Other income	3,037	1,769	2,799	3,122	5,190
Total non-interest income	30,895	30,482	31,770	27,782	31,361
Non-interest expense:
Salaries and wages	24,549	25,460	26,093	25,349	23,717
Employee benefits	7,576	7,312	8,070	7,780	6,812
Occupancy, net	4,445	4,413	4,529	4,492	4,770
Furniture and equipment	4,179	3,849	3,703	3,793	4,120
Outsourced technology services	2,548	2,520	2,593	2,463	2,468
Other real estate owned (income) expense, net	129	(720)	(823)	(61)	(61)
Core deposit intangible amortization	837	842	855	854	855
Non-core acquisition and litigation expenses	166	5,566	(7)	70	2,368
Other expenses	16,512	16,260	16,965	14,852	16,604
Total non-interest expense	60,941	65,502	61,978	59,592	61,653
Income before taxes	35,085	30,212	33,740	31,420	35,106
Income taxes	11,654	10,050	11,518	10,440	12,330
Net income	$23,431	$20,162	$22,222	$20,980	$22,776
Core net income**	$23,496	$23,610	$22,189	$21,020	$24,260
Core pre-tax, pre-provision net income**	$38,478	$36,853	$35,027	$32,579	$37,611

PER COMMON SHARE DATA
Net income - basic	$0.52	$0.45	$0.49	$0.46	$0.50
Net income - diluted	0.51	0.44	0.49	0.46	0.49
Core net income - diluted	0.52	0.52	0.49	0.46	0.53
Cash dividend paid	0.20	0.20	0.20	0.20	0.16
Book value at period end	20.92	20.70	20.32	20.13	19.85
Tangible book value at period end**	16.19	15.94	15.58	15.36	15.07

OUTSTANDING COMMON SHARES
At period-end	45,428,225	45,345,007	45,506,583	45,429,468	45,788,415
Weighted-average shares - basic	45,066,171	45,150,104	45,143,122	45,378,230	45,485,548
Weighted-average shares - diluted	45,549,075	45,578,978	45,606,686	45,840,191	46,037,344

SELECTED ANNUALIZED RATIOS
Return on average assets	1.07%	0.94%	1.06%	1.00%	1.05%
Core return on average assets**	1.07	1.10	1.06	1.00	1.12
Return on average common equity	9.83	8.60	9.68	9.38	10.09
Core return on average common equity**	9.86	10.07	9.66	9.40	10.75
Return on average tangible common equity**	12.73	11.20	12.65	12.35	13.34
Net FTE interest income to average earning assets	3.49	3.47	3.47	3.43	3.38
Core efficiency ratio **	59.62	61.12	63.14	63.04	59.71

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands, except per share data)

	2015	2014
INCOME STATEMENT SUMMARIES
Net interest income	$264,363	$248,461
Net interest income on a fully-taxable equivalent ("FTE") basis	268,671	252,763
Provision for loan losses	6,822	(6,622)
Non-interest income:
Other service charges, commissions and fees	43,154	40,742
Income from the origination and sale of loans	29,973	23,940
Wealth management revenues	19,907	18,996
Service charges on deposit accounts	17,031	16,567
Investment securities gains (losses), net	137	61
Other income	10,727	11,095
Total non-interest income	120,929	111,401
Non-interest expense:
Salaries and wages	101,451	96,513
Employee benefits	30,738	30,130
Occupancy, net	17,879	17,796
Furniture and equipment	15,524	13,816
Outsourced technology services	10,124	9,423
Other real estate owned (income) expense, net	(1,475)	(272)
Core deposit intangible amortization	3,388	2,251
Non-core acquisition and litigation expenses	5,795	8,017
Other expenses	64,589	59,195
Total non-interest expense	248,013	236,869
Income before taxes	130,457	129,615
Income taxes	43,662	45,214
Net income	$86,795	$84,401
Core net income**	$90,314	$89,349
Core pre-tax, pre-provision net income**	$142,937	$130,949

PER COMMON SHARE DATA
Net income - basic	$1.92	$1.89
Net income - diluted	1.90	1.87
Core net income - diluted	1.98	1.98
Cash dividend paid	0.80	0.64

OUTSTANDING COMMON SHARES
Weighted-average shares - basic	45,184,091	44,615,060
Weighted-average shares - diluted	45,646,418	45,210,561

SELECTED ANNUALIZED RATIOS
Return on average assets	1.02%	1.06%
Core return on average assets**	1.06	1.12
Return on average common equity	9.37	9.86
Core return on average common equity**	9.75	10.44
Return on average tangible common equity**	12.23	12.88
Net FTE interest income to average earning assets	3.46	3.49
Core efficiency ratio**	61.70	62.34

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2015					2014
BALANCE SHEET SUMMARIES	Dec 31		Sept 30	Jun 30	Mar 31	Dec 31
Assets:
Cash and cash equivalents	$780,457		$708,295	$506,434	$637,803	$798,670
Investment securities	2,057,505		2,067,636	2,139,433	2,340,904	2,287,110
Loans held for investment:
Commercial real estate	1,793,258		1,750,797	1,704,073	1,670,829	1,639,422
Construction real estate	430,719		419,260	403,228	406,305	418,269
Residential real estate	1,032,851		1,020,445	999,038	997,123	999,903
Agricultural real estate	156,234		163,116	158,506	156,734	167,659
Consumer	844,353		831,961	799,126	768,462	762,471
Commercial	792,416		778,648	819,119	754,149	740,073
Agricultural	142,151		154,855	142,629	117,569	124,859
Other	1,339		1,712	2,905	377	3,959
Mortgage loans held for sale	52,875		55,686	75,322	55,758	40,828
Total loans	5,246,196		5,176,480	5,103,946	4,927,306	4,897,443
Less allowance for loan losses	76,817		74,256	76,552	75,336	74,200
Net loans	5,169,379		5,102,224	5,027,394	4,851,970	4,823,243
Premises and equipment, net	190,812		190,386	189,488	192,748	195,212
Goodwill and intangible assets (excluding mortgage servicing rights)	215,119		215,843	215,958	216,815	218,870
Company owned life insurance	187,253		185,990	177,625	154,741	153,821
Other real estate owned, net	6,254		8,031	11,773	15,134	13,554
Mortgage servicing rights, net	15,621		15,336	14,654	14,093	14,038
Other assets	105,796		110,789	103,459	104,334	105,418
Total assets	$8,728,196		$8,604,530	$8,386,218	$8,528,542	$8,609,936

Liabilities and stockholders' equity:
Deposits:
Non-interest bearing	$1,823,716		$1,832,535	$1,757,641	$1,757,664	$1,791,364
Interest bearing	5,265,221		5,203,259	5,046,760	5,210,495	5,214,848
Total deposits	7,088,937		7,035,794	6,804,401	6,968,159	7,006,212
Securities sold under repurchase agreements	510,635		437,533	469,145	462,073	502,250
Accounts payable, accrued expenses and other liabilities	67,769		67,062	62,272	58,335	72,006
Long-term debt	27,885		43,089	43,068	43,048	38,067
Subordinated debentures held by subsidiary trusts	82,477		82,477	82,477	82,477	82,477
Total liabilities	7,777,703		7,665,955	7,461,363	7,614,092	7,701,012
Stockholders' equity:
Common stock	311,720		309,167	313,125	310,544	323,596
Retained earnings	638,367		623,967	612,875	599,727	587,862
Accumulated other comprehensive income (loss)	406		5,441	(1,145)	4,179	(2,534)
Total stockholders' equity	950,493		938,575	924,855	914,450	908,924
Total liabilities and stockholders' equity	$8,728,196		$8,604,530	$8,386,218	$8,528,542	$8,609,936

CONSOLIDATED CAPITAL RATIOS
Total risk-based capital	15.36%	*	15.28%	15.37%	15.43%	16.15%
Tier 1 risk-based capital	13.99	*	13.83	13.88	13.94	14.52
Tier 1 common capital to total risk-weighted assets	12.69	*	12.52	12.55	12.58	13.08
Leverage Ratio	10.12	*	10.13	10.11	9.73	9.61
Tangible common stockholders' equity to tangible assets**	8.64		8.62	8.68	8.39	8.22

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2015				2014
ASSET QUALITY	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
Allowance for loan losses	$76,817	$74,256	$76,552	$75,336	$74,200
As a percentage of period-end loans	1.46%	1.43%	1.50%	1.53%	1.52%

Net charge-offs (recoveries) during quarter	$728	$3,394	$124	$(41)	$149
Annualized as a percentage of average loans	0.06%	0.26%	0.01%	—%	0.01%

Non-performing assets:
Non-accrual loans	$66,385	$66,359	$70,848	$73,941	$62,182
Accruing loans past due 90 days or more	5,602	3,357	2,153	5,175	2,576
Total non-performing loans	71,987	69,716	73,001	79,116	64,758
Other real estate owned	6,254	8,031	11,773	15,134	13,554
Total non-performing assets	78,241	77,747	84,774	94,250	78,312
As a percentage of:
Total loans and OREO	1.49%	1.50%	1.66%	1.91%	1.59%
Total assets	0.90%	0.90%	1.01%	1.11%	0.91%

ASSET QUALITY TRENDS	Provision for Loan Losses	Net Charge-offs (Recoveries)	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Accruing TDRs	Non-Performing Loans	Non-Performing Assets
Q4 2012	$8,000	$6,495	$100,511	$34,602	$31,932	$110,076	$142,647
Q1 2013	500	3,107	97,904	41,924	35,787	100,535	133,005
Q2 2013	375	(249)	98,528	39,408	23,406	105,471	128,253
Q3 2013	(3,000)	2,538	92,990	39,414	21,939	96,203	114,740
Q4 2013	(4,000)	3,651	85,339	26,944	21,780	96,671	112,175
Q1 2014	(5,000)	(1,032)	81,371	41,034	19,687	89,778	106,372
Q2 2014	(2,001)	1,104	78,266	24,250	23,531	80,660	97,085
Q3 2014	261	4,296	74,231	38,400	20,956	73,263	91,759
Q4 2014	118	149	74,200	28,848	20,952	64,758	78,312
Q1 2015	1,095	(41)	75,336	40,744	16,070	79,116	94,250
Q2 2015	1,340	124	76,552	31,178	15,127	73,001	84,774
Q3 2015	1,098	3,394	74,256	38,793	16,702	69,716	77,747
Q4 2015	3,289	728	76,817	42,869	15,419	71,987	78,241

CRITICIZED LOANS	Special Mention	Substandard	Doubtful	Total
Q4 2012	$209,933	$215,188	$42,459	$467,580
Q1 2013	197,645	197,095	43,825	438,565
Q2 2013	192,390	161,786	52,266	406,442
Q3 2013	180,850	168,278	42,415	391,543
Q4 2013	159,081	154,100	45,308	358,489
Q1 2014	174,834	161,103	31,672	367,609
Q2 2014	160,271	155,744	29,115	345,130
Q3 2014	156,469	156,123	39,450	352,042
Q4 2014	154,084	163,675	34,854	352,613
Q1 2015	140,492	156,887	37,476	334,855
Q2 2015	155,707	159,899	31,701	347,307
Q3 2015	155,157	163,846	24,547	343,550
Q4 2015	127,270	162,785	30,350	320,405

*Preliminary estimate - may be subject to change.
**See Non-GAAP Financial Measures included herein for a discussion regarding core net income, tangible book value per common share, core return on average assets, core return on average common equity, return on average tangible common equity and tangible common stockholders' equity to tangible assets.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$5,194,970	$64,711	4.94%	$5,141,484	$62,577	4.83%	$4,870,509	$61,619	5.02%
Investment securities (2)	2,059,585	8,958	1.73	2,097,835	8,927	1.69	2,195,178	9,413	1.70
Interest bearing deposits in banks	644,967	535	0.33	471,682	342	0.29	745,171	504	0.27
Federal funds sold	1,090	1	0.36	2,876	4	0.55	597	—	—
Total interest earnings assets	7,900,612	74,205	3.73	7,713,877	71,850	3.70	7,811,455	71,536	3.63
Non-earning assets	772,523			781,559			774,963
Total assets	$8,673,135			$8,495,436			$8,586,418
Interest bearing liabilities:
Demand deposits	$2,145,748	$546	0.10%	$2,086,112	$528	0.10%	$2,148,522	$538	0.10%
Savings deposits	1,949,512	645	0.13	1,924,612	645	0.13	1,845,601	634	0.14
Time deposits	1,142,342	2,127	0.74	1,150,223	2,068	0.71	1,252,410	2,369	0.75
Repurchase agreements	464,104	69	0.06	433,007	55	0.05	481,901	56	0.05
Other borrowed funds	5	—	—	6	—	—	11	—	—
Long-term debt	37,707	704	7.41	43,200	544	5.00	38,037	558	5.82
Subordinated debentures held by subsidiary trusts	82,477	622	2.99	82,477	610	2.93	98,930	796	3.19
Total interest bearing liabilities	5,821,895	4,713	0.32	5,719,637	4,450	0.31	5,865,412	4,951	0.33
Non-interest bearing deposits	1,847,528			1,787,419			1,751,023
Other non-interest bearing liabilities	58,250			58,623			74,378
Stockholders’ equity	945,462			929,757			895,605
Total liabilities and stockholders’ equity	$8,673,135			$8,495,436			$8,586,418
Net FTE interest income		69,492			67,400			66,585
Less FTE adjustments (2)		(1,072)			(1,070)			(1,069)
Net interest income from consolidated statements of income		$68,420			$66,330			$65,516
Interest rate spread			3.41%			3.39%			3.30%
Net FTE interest margin (3)			3.49%			3.47%			3.38%
Cost of funds, including non-interest bearing demand deposits (4)			0.24%			0.24%			0.26%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets - continued
(Unaudited, $ in thousands)

	Twelve Months Ended
	December 31, 2015			December 31, 2014
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$5,056,810	$248,015	4.90%	$4,602,907	$233,273	5.07%
Investment securities (2)	2,191,968	37,167	1.70	2,122,587	36,755	1.73
Interest bearing deposits in banks	508,314	1,537	0.30	506,067	1,334	0.26
Federal funds sold	2,079	12	0.58	1,391	7	0.50
Total interest earnings assets	7,759,171	286,731	3.70	7,232,952	271,369	3.75
Non-earning assets	762,535			715,846
Total assets	$8,521,706			$7,948,798
Interest bearing liabilities:
Demand deposits	$2,101,988	$2,105	0.10%	$1,992,565	$2,094	0.11%
Savings deposits	1,908,091	2,541	0.13	1,723,073	2,444	0.14
Time deposits	1,171,952	8,461	0.72	1,198,053	9,241	0.77
Repurchase agreements	456,255	231	0.05	454,265	237	0.05
Other borrowed funds	6	—	—	8	—	—
Long-term debt	40,521	2,300	5.68	37,442	2,016	5.38
Subordinated debentures held by subsidiary trusts	82,477	2,422	2.94	88,304	2,574	2.91
Total interest bearing liabilities	5,761,290	18,060	0.31	5,493,710	18,606	0.34
Non-interest bearing deposits	1,774,696			1,543,079
Other non-interest bearing liabilities	59,670			56,147
Stockholders’ equity	926,050			855,862
Total liabilities and stockholders’ equity	$8,521,706			$7,948,798
Net FTE interest income		268,671			252,763
Less FTE adjustments (2)		(4,308)			(4,302)
Net interest income from consolidated statements of income		$264,363			$248,461
Interest rate spread			3.39%			3.41%
Net FTE interest margin (3)			3.46%			3.49%
Cost of funds, including non-interest bearing demand deposits (4)			0.24%			0.26%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains certain non-GAAP financial measures that management uses to provide supplemental perspectives on capital adequacy, operating results, performance trends and financial condition. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

The Company also adjusts earnings and certain performance ratios to exclude certain non-core revenues and expenses, including investment securities net gains or losses, acquisition expenses consisting primarily of travel expenses and professional fees, and nonrecurring litigation expenses. Management believes these non-GAAP financial measures are useful to investors in evaluating operating trends by excluding amounts which the Company views as unrelated to its normalized operations. These non-core income and expense adjustments may be presented before or net of estimated income tax expense.

In addition, the Company adjusts net income to exclude income tax expense and provision for loan losses. Management believes this non-GAAP financial measure is useful to investors in evaluating operating trends by excluding pre-tax amounts which the Company views as fluctuating widely based on economic conditions.

The following tables reconcile the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited, $ in thousands, except share and per share data)

		2015				2014
As Of or For the Quarter Ended		Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
Net income		$23,431	$20,162	$22,222	$20,980	$22,776
Add back: income tax expense		11,654	10,050	11,518	10,440	12,330
Add back: provision for loan losses		3,289	1,098	1,340	1,095	118
Pre-tax, pre-provision net income		$38,374	$31,310	$35,080	$32,515	$35,224

Net income		$23,431	$20,162	$22,222	$20,980	$22,776
Adj: investment securities (gains) losses, net		(62)	(23)	(46)	(6)	19
Plus: acquisition & nonrecurring litigation expenses		166	5,566	(7)	70	2,368
Adj: income taxes		(39)	(2,095)	20	(24)	(903)
Total core net income	(A)	23,496	23,610	22,189	21,020	24,260

Net income		$23,431	$20,162	$22,222	$20,980	$22,776
Add back: income tax expense		11,654	10,050	11,518	10,440	12,330
Add back: provision for loan losses		3,289	1,098	1,340	1,095	118
Adj: investment securities (gains) losses, net		(62)	(23)	(46)	(6)	19
Plus: acquisition & nonrecurring litigation expenses		166	5,566	(7)	70	2,368
Core pre-tax, pre-provision net income		$38,478	$36,853	$35,027	$32,579	$37,611

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - continued
(Unaudited, $ in thousands, except share and per share data)

		2015				2014
As Of or For the Quarter Ended		Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
Total non-interest income		$30,895	$30,482	$31,770	$27,782	$31,361
Adj: investment securities (gains) losses, net		(62)	(23)	(46)	(6)	19
Total core non-interest income		30,833	30,459	31,724	27,776	31,380
Net interest income		68,420	66,330	65,288	64,325	65,516
Total core revenue	(B)	$99,253	$96,789	$97,012	$92,101	$96,896

Total non-interest expense		$60,941	$65,502	$61,978	$59,592	$61,653
Less: acquisition & nonrecurring litigation expenses		(166)	(5,566)	7	(70)	(2,368)
Core non-interest expense	(C)	$60,775	$59,936	$61,985	$59,522	$59,285

Total quarterly average stockholders' equity	(D)	$945,462	$929,757	$921,229	$907,293	$895,605
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(215,496)	(215,829)	(216,457)	(218,511)	(218,407)
Average tangible common stockholders' equity	(E)	$729,966	$713,928	$704,772	$688,782	$677,198

Total stockholders' equity, period-end		$950,493	$938,575	$924,855	$914,450	$908,924
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(215,119)	(215,843)	(215,958)	(216,815)	(218,870)
Total tangible common stockholders' equity	(F)	$735,374	$722,732	$708,897	$697,635	$690,054

Total assets		$8,728,196	$8,604,530	$8,386,218	8,528,542	8,609,936
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(215,119)	(215,843)	(215,958)	(216,815)	(218,870)
Tangible assets	(G)	$8,513,077	$8,388,687	$8,170,260	$8,311,727	$8,391,066

Total quarterly average assets	(H)	$8,673,135	$8,495,436	$8,427,110	$8,489,413	$8,586,418

Total common shares outstanding, period end	(I)	45,428,225	45,345,007	45,506,583	45,429,468	45,788,415
Weighted-average common shares - diluted	(J)	45,549,075	45,578,978	45,606,686	45,840,191	46,037,344

Core earnings per share, diluted	(A/J)	$0.52	$0.52	$0.49	$0.46	$0.53
Tangible book value per share, period-end	(F/I)	16.19	15.94	15.58	15.36	15.07

Annualized net income	(K)	$92,960	$79,991	$89,132	$85,086	$90,361
Annualized core net income	(L)	93,218	93,670	89,000	85,248	96,249

Core return on average assets	(L/H)	1.07%	1.10%	1.06%	1.00%	1.12%
Core return on average common equity	(L/D)	9.86	10.07	9.66	9.40	10.75
Return on average tangible common equity	(K/E)	12.73	11.20	12.65	12.35	13.34
Tangible common stockholders' equity to tangible assets	(F/G)	8.64	8.62	8.68	8.39	8.22

Core non-interest expense	(C)	$60,775	$59,936	$61,985	$59,522	$59,285
Less: amortization of core deposit intangible		(837)	(842)	(855)	(854)	(855)
Adj: OREO (expense) income		(129)	720	823	61	61
Non-interest expense for core efficiency ratio	(M)	$59,809	$59,814	$61,953	$58,729	$58,491

Total core revenue	(B)	$99,253	$96,789	$97,012	$92,101	$96,896
Add: FTE adjustments		1,072	1,070	1,111	1,056	1,069
Total core revenue for core efficiency ratio	(N)	$100,325	$97,859	$98,123	$93,157	$97,965

Core efficiency ratio	(M/N)	59.62%	61.12%	63.14%	63.04%	59.71%

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - continued
(Unaudited, $ in thousands, except share and per share data)

		Dec 31,	Dec 31,
As Of or For the Year Ended		2015	2014
Net income	(A)	$86,795	$84,401
Add back: income tax expense		43,662	45,214
Add back: provision for loan losses		6,822	(6,622)
Pre-tax, pre-provision net income		$137,279	$122,993

Net income		$86,795	$84,401
Adj: investment securities (gains) losses, net		(137)	(61)
Plus: acquisition & nonrecurring litigation expenses		5,795	8,017
Adj: income taxes		(2,139)	(3,008)
Total core net income	(B)	$90,314	$89,349

Net income		$86,795	$84,401
Add back: income tax expense		43,662	45,214
Add back: provision for loan losses		6,822	(6,622)
Adj: investment securities (gains) losses, net		(137)	(61)
Plus: acquisition & nonrecurring litigation expenses		5,795	8,017
Core pre-tax, pre-provision net income		$142,937	$130,949

Total non-interest income		$120,929	$111,401
Adj: investment securities (gains) losses, net		(137)	(61)
Total core non-interest income		120,792	111,340
Net interest income		264,363	248,461
Total core revenue	(C)	$385,155	$359,801

Total non-interest expense		$248,013	$236,869
Less: acquisition & nonrecurring litigation expenses		(5,795)	$(8,017)
Core non-interest expense	(D)	$242,218	$228,852

Total average stockholders' equity	(E)	926,050	$855,862
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(216,494)	$(200,740)
Average tangible common stockholders' equity	(F)	$709,556	$655,122

Total average assets	(G)	$8,521,706	$7,948,798

Weighted-average common shares - diluted	(H)	45,646,418	45,210,561

Core earnings per share, diluted	(B/H)	$1.98	$1.98

Core return on average assets	(B/G)	1.06%	1.12%
Core return on average common equity	(B/E)	9.75	10.44
Return on average tangible common equity	(A/F)	12.23	12.88

Core non-interest expense	(D)	$242,218	$228,852
Less: amortization of core deposit intangible		(3,388)	(2,251)
Adj: OREO (expense) income		1,475	272
Non-interest expense for core efficiency ratio	(I)	$240,305	$226,873

Total core revenue	(C)	$385,155	$359,923
Add: FTE adjustments		4,308	4,032
Total core revenue for core efficiency ratio	(J)	$389,463	$363,955

Core efficiency ratio	(I/J)	61.70%	62.34%